EXHIBIT 99.1

             Trimble Reports First Quarter 2005 Revenue and Earnings

      Record Revenue of $195.4 Million and GAAP Earnings of $0.31 Per Share

SUNNYVALE, Calif., April 21, 2005 - Trimble (Nasdaq: TRMB) today announced results for its first quarter of 2005, ended April 1, 2005. Revenue for the first quarter was $195.4 million, up approximately 25 percent from revenue of $156.5 million in the first quarter of fiscal 2004.

Operating income for the first quarter of 2005 was $30.2 million, up 66 percent when compared to operating income of $18.2 million in the first quarter of 2004. Net income for the first quarter of 2005 was $17.4 million, or $0.31 per share, up approximately 36 percent when compared to net income of $12.8 million, or $0.24 per share, for the first quarter of fiscal 2004.

Net income in the first quarter of 2004 was based on a 15 percent effective tax rate, compared to an effective tax rate of 34 percent for the first quarter of 2005. The 2004 effective tax rate benefited from a research and development tax credit and net operating loss carry-forwards. These should be factored into year-over-year comparisons.

"Trimble's results reflect our strategic emphasis on providing high-value productivity solutions for targeted applications in construction, agriculture, and the mobile work force markets. Our ability to combine industry domain knowledge, together with positioning technologies, applications software, and wireless communications, enables us to meet emerging market needs," said Steven
W. Berglund, Trimble's president and chief executive officer. "Our emphasis on providing productivity, combined with our strong product portfolio, should enable us to make a significant contribution to the technological transformation of our markets throughout 2005."


Trimble Results by Business Segment
Trimble experienced growth across its business segments, as follows:

Engineering and Construction (E&C) revenue in the first quarter of fiscal 2005 was $120.2 million, up approximately 17 percent compared to revenue of $102.5 million in the first quarter of fiscal 2004. Demand for the recently announced Trimble S6 Total Station for survey was strong in the quarter, as was machine control sales. Operating margins for E&C were 17.9 percent, up from 16.1 percent in the first quarter of 2004.

Trimble Field Solutions (TFS) revenue in the first quarter was $45.4 million, a growth of approximately 84 percent compared to the first quarter of 2004. TFS growth was driven primarily by sales of precision agricultural solutions, including the AgGPS(R) EZ-Guide(R) Plus, the AgGPS EZ-Steer(TM), and the AgGPS Autopilot(TM) systems. Operating margins were at 34.3 percent, compared to 24.5 percent in the first quarter of 2004.

Component Technologies (CT) revenue was $14.2 million, down from $16.4 million in the same period of 2004, primarily due to softness in its in-vehicle navigation and timing products. As a result, CT operating margins were at 18.3 percent in the first quarter of 2005, compared to 23.9 percent in the first quarter of 2004. During the quarter, Trimble began shipments of its TrimTrac(TM) Locator, which is expected to contribute meaningfully to CT revenue throughout 2005.

Trimble Mobile Solutions (TMS) revenue for the first quarter was $7.4 million, up 41 percent from revenue of $5.3 million in the first quarter of 2004. Operating losses were down to $0.6 million, compared to losses of $1.6 million in the first quarter of fiscal 2004. Subscriber growth was up over 300 percent from the first quarter of 2004, and up 22 percent versus the previous quarter.

Portfolio Technologies revenue was $8.2 million, up slightly from revenue of $7.7 million in the first quarter of fiscal 2004. Operating margins were down from 11.8 percent in the first quarter of 2004, to 7.7 percent in the first quarter of 2005.

Non-GAAP vs. GAAP Financials
The Company provides non-GAAP financial measures called "non-GAAP net income" and "non-GAAP EPS" to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. In many cases, non-GAAP financial measures are used by analysts and investors to evaluate the Company.

The Company excluded amortization of purchased intangibles, restructuring charges, and the amortization of acquisition related inventory step-up charges because the chief executive officer excludes these items when budgeting and evaluating the business. The Company uses a fully-taxed rate of 35 percent for non-GAAP net income and earnings per share because it is used by outside analysts and investors, as well as for internal analysis, to provide comparable information for use in evaluating Trimble's performance versus prior periods and other companies. However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results. Please see the supplemental financial statements, attached to this press release, for a reconciliation of GAAP to Non-GAAP results.

Non-GAAP Net Income and Earnings Per Share
Non-GAAP net income for the first quarter of fiscal 2005 was $19.0 million, up approximately 69 percent compared to non-GAAP net income of $11.2 million in the first quarter of fiscal 2004. Non-GAAP earnings per share for the first quarter of fiscal 2005 were $0.34, up approximately 62 percent from $0.21 per share in the first quarter of fiscal 2004.

GAAP and non-GAAP earnings per share for the first quarter of 2005 were calculated on a diluted basis using approximately 56.4 million shares.

Forward Looking Guidance
For the second quarter of fiscal 2005, the company is raising guidance from a baseline of 12 to 15 percent revenue growth to 14 to 17 percent revenue growth, versus the prior year. This represents revenue of $205 to $210 million, with operating margins of approximately 16.0 to 16.3 percent of revenue. Non-operating expenses are expected to be approximately $3.3 million. The Company expects to use a 34 percent effective tax rate for GAAP income tax provision. Trimble expects GAAP earnings per share between $0.34 and $0.37 per share, using approximately 56.8 million shares outstanding. Included in the assumptions regarding our GAAP earnings per share projections is approximately $2.3 million for amortization of purchased intangibles.

Investor Conference Call / Webcast Details
The Company will hold a conference call on Thursday, April 21, 2005 at 1:30 p.m. PDT to review its first quarter 2005 results. It will be broadcast live on the Web at www.trimble.com/investors.html. A replay of the call will be available for seven days beginning at 8:00 p.m., PDT. The replay number is (800) 642-1687 (U.S.), or (706) 645-9291 (international), and the passcode is 5580216.

About Trimble
Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies, as well as wireless communications and software, to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide.

For an interactive look at Company news and products, visit Trimble's Web site at http://www.trimble.com.


Certain statements made in this press release are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, non-operating expenses, operating margins, effective tax rate, and earnings per share estimates for the second fiscal quarter of 2005, as well as expectations for revenue from the TrimTrac Locator and improved profit margins in TMS, in 2005. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, recent strong demand for the Company's products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. In addition, the Company's results may be adversely affected if its joint ventures and recent acquisitions do not achieve anticipated results or if the Company is unable to market, manufacture and ship new products such as the TrimTrac locator. Any failure to achieve predicted results could negatively impact the Company's revenues, gross margin and other financial results. Whether the Company achieves its guidance for the second fiscal quarter of 2005 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

Investors Contact:   Willa McManmon of Trimble: 408-481-7838
Media Contact:   LeaAnn McNabb of Trimble: 408-481-7808

                        CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in thousands, except per share data)
                                   (Unaudited)


                                                          Three Months Ended
                                                          ------------------
                                                      Apr-01,          Apr-02,
                                                       2005              2004
                                                       ----              ----

Revenue                                              $195,383         $156,510
Cost of sales                                          97,576           80,750
                                                       ------           ------
Gross margin                                           97,807           75,760
                                                       ------           ------
Gross margin (%)                                        50.1%            48.4%

Operating expenses
    Research and development                           21,828           18,848
    Sales and marketing                                30,371           26,304
    General and administrative                         12,832           10,386
    Restructuring charges                                 278                -
    Amortization of purchased intangible assets         2,298            1,984
                                                        -----            -----
       Total operating expenses                        67,607           57,522
                                                       ------           ------

Operating income                                       30,200           18,238

Non-operating income (expense), net
    Interest expense, net                                (611)            (978)
    Foreign currency transaction loss, net               (157)            (636)
    Expenses for affiliated operations, net            (3,039)          (1,599)
    Other income, net                                      30               80
                                                           --               --
       Total non-operating expense, net                (3,777)          (3,133)
                                                       ------           ------

Income  before taxes                                   26,423           15,105

Income tax provision                                    8,984            2,265
                                                        -----            -----

Net income                                           $ 17,439         $ 12,840
                                                     ========         ========

Earnings per share :
     Basic                                           $   0.33         $   0.25
     Diluted                                         $   0.31         $   0.24

Shares used in calculating earnings per share :
    Basic                                              52,501           50,418
                                                       ======           ======
    Diluted                                            56,371           54,215
                                                       ======           ======

                       FULLY TAXED NON-GAAP RECONCILIATION
                  (Dollars in thousands, except per share data)
                                   (Unaudited)


                                                                      Three Months Ended
                                                                      ------------------
                                                                  Apr-01,            Apr-02,
                                                                    2005               2004
                                                                    ----               ----
GAAP income before taxes                                          $ 26,423           $ 15,105

Non-GAAP adjustments :

    Amortization of purchased intangible assets                      2,298              1,984

    Amortization of acquisition-related inventory step-up              228                185

    Restructuring charges                                              278                  -
                                                                       ---                ---

       Total Non-GAAP adjustments                                    2,804              2,169
                                                                     -----              -----


Non-GAAP income before  taxes                                       29,227             17,274


Income tax provision-35%                                            10,229              6,046
                                                                    ------              -----

Non-GAAP net income                                               $ 18,998           $ 11,228
                                                                  ========           ========

Diluted Non-GAAP earnings per share                               $   0.34           $   0.21
                                                                  ========           ========
Shares used in calculating diluted non-GAAP earnings per share      56,371             54,215
                                                                  ========           ========


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)
                                   (Unaudited)

                                                              Apr-01,             Dec-31,
                                                                2005                2004
                                                                ----                ----
Assets
Current assets:
   Cash and cash equivalents                                 $     50,193         $    71,872

   Accounts receivable, net                                       154,540             123,938
   Other receivables                                                3,605               4,182

   Inventories, net                                                91,309              87,745

   Deferred income taxes                                           21,684              21,852
   Other current assets                                             9,377               7,878
                                                                    -----               -----
      Total current assets                                        330,708             317,467


Property and equipment, net                                        31,264              30,991

Goodwill and other purchased intangible assets, net               274,879             273,357
Deferred income taxes                                               8,054               8,019

Other assets                                                       23,982              24,144
                                                                   ------              ------
      Total Non current assets                                    338,179             336,511
                                                                  -------             -------
      Total assets                                           $    668,887         $   653,978
                                                             ============         ===========

Liabilities and Shareholders' Equity

Current liabilities:
   Current portion of long-term debt                         $     12,500         $    12,500

   Accounts payable                                                45,672              43,551

   Accrued compensation and benefits                               27,928              31,202

   Accrued liabilities                                             18,172              17,935

   Deferred revenues                                               10,775               9,317
   Deferred income taxes                                            1,466               2,521

   Income taxes payable                                            16,823              11,951
                                                                   ------              ------
      Total current liabilities                                   133,336             128,977


Non-current portion of long-term debt                              16,336              26,496
Deferred gain on joint venture                                      9,304               9,179
Deferred income taxes                                               6,363               5,435

Other non-current liabilities                                      13,360              11,730
                                                                   ------              ------

      Total liabilities                                           178,699             181,817
                                                                  -------             -------
Shareholders' equity:

   Common stock                                                   354,449             345,127

   Retained earnings                                              100,109              82,670

   Accumulated other comprehensive income                          35,630              44,364
                                                                   ------              ------

      Total shareholders' equity                                  490,188             472,161
                                                                  -------             -------

      Total liabilities and shareholders' equity             $    668,887         $   653,978
                                                             ============         ===========


                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars In thousands)
                                   (Unaudited)

                                                                                    Three Months Ended
                                                                                    ------------------
                                                                                Apr-01,         Apr-02,
                                                                                  2005            2004
                                                                                  ----            ----
Cash flow from operating activities:
    Net Income                                                                 $  17,439       $  12,840

    Adjustments to reconcile net income to net cash provided by operating activities:

         Depreciation expense                                                      2,512           2,191

         Amortization expense                                                      2,339           2,035

         Provision for doubtful accounts                                             388             390

         Amortization of debt issuance cost                                          122             122

         (Gain) loss on sale of fixed assets                                           9               -

         Deferred income taxes                                                       488             (93)

         Other                                                                      (59)            (113)

    Add decrease (increase) in assets:

         Accounts receivables, net                                               (32,155)        (18,479)

         Other receivables                                                           456             698

         Inventories                                                              (4,739)          6,561

         Other current and non-current assets                                      1,054            (760)

         Effect of foreign currency translation adjustment                           943            (403)

    Add increase (decrease) in liabilities:

         Accounts payable                                                          2,121           5,600

         Accrued compensation and benefits                                        (3,033)         (1,675)

         Deferred revenue                                                          1,513             685

         Accrued liabilities                                                         765          (1,588)

         Deferred gain on joint venture                                              124            (151)

         Income taxes payable                                                      8,521             825
                                                                                   -----             ---
 Net cash provided by operating activities                                        (1,192)          8,685

 Cash flows from investing activities:

     Acquisitions, net of cash acquired                                          (11,197)         (9,179)

     Acquisition of property and equipment                                        (3,164)         (2,544)

     Proceeds from disposal of property and equipment                                (75)             47

     Cost of capitalized patents                                                       -             (26)
                                                                                      --             ---
 Net cash used in investing activities                                           (14,436)        (11,702)

 Cash flow from financing activities:

     Issuance of common stock                                                      5,566           4,211

     Collections (Payments) of notes receivable                                      110              53

     Payments on long-term debt and revolving credit lines                       (10,125)         (5,823)
                                                                                --------          ------
 Net cash provided by (used in) financing activities                              (4,449)         (1,559)


 Effect of exchange rate changes on cash and cash equivalents                     (1,602)           (639)


 Net increase in cash and cash equivalents                                       (21,679)         (5,215)

 Cash and cash equivalents - beginning of period                                  71,872          45,416
                                                                                  ------          ------

 Cash and cash equivalents - end of period                                      $ 50,193          40,201
                                                                                ========          ======
 Supplemental disclosures of cash flow information:
    Cash paid during the period for:
        Income taxes, net of refunds                                            $   (388)      $     269
                                                                                ========       =========

                                                        Q1'04       % of         Q4'04         % of          Q1'05       % of
                                                        Actual      Rev          Actual        Rev           Actual       Rev
                                                        ------      ---          ------        ---           ------       ---
Income Statement Metrics
       Total Revenue                                  $  156,509                $  162,684                 $  195,383
                                                      ----------                ----------                 ----------
             Engineering & Construction                  102,481                   107,767                    120,198

             Trimble Field Solutions                      24,713                    23,754                     45,425

             Component Technologies                       16,415                    15,619                     14,197

             Trimble Mobile Solutions                      5,262                     6,691                      7,401

             Portfolio Technologies                        7,638                     8,853                      8,162

       Gross Margin                                        48.4%                     47.6%                      50.1%
                                                           ----                      ----                       ----

       Total Segment Income                           $   25,737     16%        $   23,998     15%         $   39,663    20%
                                                      ----------     --         ----------     --          ----------    --
             Engineering & Construction                   16,498     16%            16,169     15%             21,490    18%

             Trimble Field Solutions                       6,054     24%             4,221     18%             15,577    34%

             Component Technologies                        3,926     24%             3,121     20%              2,600    18%

             Trimble Mobile Solutions                     (1,643)   -31%              (542)    -8%               (636)   -9%

             Portfolio Technologies                          902     12%             1,029     12%                632     8%

       Corporate and Other Charges                    $   (7,499)               $   (8,080)                $   (9,463)

       Non-operating expense and income taxes         $   (5,398)               $      488                 $  (12,761)
                                                      ----------                ----------                 ----------

       Net Income                                     $   12,840                $   16,406                 $   17,439
                                                      ==========                ==========                 ==========

       GAAP operating margin%                              11.7%                      9.8%                      15.5%
       Non-GAAP operating margin%                          13.0%                     11.3%                      16.9%

       GAAP EPS                                        $    0.24                $     0.29                 $     0.31
       Fully-taxed (35%) Non-GAAP EPS                  $    0.21                $     0.19                 $     0.34

---------------------------------------------------------------------------------------------------------------------
Balance Sheet Metrics
       Cash & Cash Equivalents                        $   40,201                $   71,872                 $   50,193

       Accounts Receivables, Net                      $  116,030                $  113,883                 $  154,540

       Inventories, Net                               $   64,910                $   87,745                 $   91,309

       Total Debt                                     $   84,645                $   38,996                 $   28,836

             Short Term Debt                              12,795                    12,500                     12,500

             Long Term Debt                               71,850                    26,496                     16,336

       Equity                                         $  362,035                $  472,161                 $  490,188
---------------------------------------------------------------------------------------------------------------------
Cashflow Metrics

       Cash Flow from (used in) Operations            $    8,685                $   19,130                 $   (1,192)

       Working Capital                                $  140,575                $  188,490                 $  197,372

       Capital Expenditures                           $    2,544                $    3,841                 $    3,164

       Cash Interest                                  $      826                $      724                 $      562

       EBITDA                                         $   20,309                $   18,820                 $   31,885
             Amortization of Intangibles                   2,035                     2,295                      2,339
             Depreciation                                  2,191                     2,625                      2,512

---------------------------------------------------------------------------------------------------------------------
Financial Ratios

       Days Sales Outstanding                                 64                        63                         62

       Inventory Turns (trailing 12 months)                  4.0                       4.5                        4.3

       Current ratio                                         2.3                       2.5                        2.5

       Debt to Equity                                        0.2                       0.1                        0.1
---------------------------------------------------------------------------------------------------------------------
Other

       Headcount                                           2,184                     2,160                      2,231
---------------------------------------------------------------------------------------------------------------------


                              EBITDA RECONCILIATION
                             (Dollars in thousands)
                                   (Unaudited)

                                                           Three Months Ended
                                                           ------------------
                                                       Apr-01,          Apr-02,
                                                         2005             2004
                                                         ----             ----

GAAP net income                                       $ 17,439         $ 12,840

   Add back :

         Interest expenses, net                            611              978

         Income tax                                      8,984            2,265

         Depreciation expense                            2,512            2,191

         Amortization of purchased intangibles           2,339            2,035
                                                         -----            -----
 EBITDA                                               $ 31,885         $ 20,309
                                                      ========         ========